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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of Unity Bancorp, Inc. of our report dated March 6, 2014, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of Unity Bancorp, Inc. for the year ended December 31, 2013.

        We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP
Blue Bell, Pennsylvania
June 18, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM